UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2006

PERVASIVE SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23043	74-2693793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12365 Riata Trace Parkway

Building B, Austin, Texas 78727

(Address of principal executive offices, including zip code)

(512) 231-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 23, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Pervasive Software Inc. (the “Company”) approved a form of Restricted Stock Agreement for use under the Company’s 1997 Stock Incentive Plan.

General Terms. The Restricted Stock Agreement provides for the grant of a number of shares of Pervasive common stock subject to a vesting schedule. The recipient must pay a purchase price per share equal to the par value of the Company’s common stock ($0.001), payable either by cash or check or by past services rendered to the Company. The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholdings, unless the recipient makes alternate arrangements satisfactory to the Company.

Vesting. Shares of restricted stock will vest in accordance with a schedule determined by the Committee as of the date of grant and as set forth in each award. Shares of restricted stock will be held in escrow until vesting. The Restricted Stock Agreement provides that vesting automatically will be delayed and/or shares will be forfeited upon certain changes to employment status, such as personal leaves of absence for specified durations.

In addition, (i) in the event of an Involuntary Termination at any time following a Corporate Transaction or Change of Control (as such terms are defined in the Plan), the recipient would receive some portion of the Restricted Stock granted and such acceleration would be measured in six month increments so that such recipient would become vested in and entitled to receive that number of shares of Restricted Stock as if the recipient had been in service as of the end of the next six month increment from the date of Involuntary Termination (rounded down to the nearest whole share), (ii) in the event of a Voluntary Termination prior to the end of the three year vesting schedule (and in the absence of a Corporate Transaction or Change of Control), the recipient would not receive any acceleration of vesting and would not be entitled to receive any shares of Restricted Stock and (iii) in the event of an Involuntary Termination prior to the end of the three year vesting schedule, the recipient would receive acceleration of vesting of that number of shares equal to the quotient of (A) product of either (1) 1/3 of the total shares granted if Involuntary Termination occurs after the first day of the thirteenth month following the grant date but prior to the last day of the twenty-fourth month following the grant date or (2) 2/3 of the total shares granted if Involuntary Termination occurs after the first day of the twenty-fifth month following the grant date but prior to the third anniversary of the grant date multiplied by the difference between the 20 day average closing price of one share of Company common stock (the “Average Closing Price”) on the date of grant and the Average Closing Price on the date of Involuntary Termination divided by (B) the Average Closing Price on the date of Involuntary Termination (rounded down to the nearest whole number).

Stockholder Rights. A restricted stock award recipient generally will have the rights of a Company stockholder, including voting rights, with respect to the shares upon their issuance, except as described in this paragraph or as otherwise determined by the Committee at the time of grant.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIVE SOFTWARE INC.

By:	/s/ Michele Thompson

Michele Thompson General Counsel

Date: January 23, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement

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